Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) made and entered into this January 22, 2013 by and between CARL W. HULL (the “Consultant”) and HOLOGIC, INC., 35 Crosby Drive, Bedford, MA 01730 (the “Company”).

RECITALS

WHEREAS, the Company is engaged in the business, among others, of developing, manufacturing and distributing medical device and diagnostic products and systems;

WHEREAS, effective as of February 15, 2013, the Consultant completed his term as an employee of the Company, and the Company seeks to retain him as an independent consultant upon and subject to the terms and conditions of this Agreement;

WHEREAS, the Company and Consultant are parties to an Employee Intellectual Property Rights and Non-Solicitation Agreement, effective as of July 10, 2012 (in its entirety the “Intellectual Property Agreement”), the terms of which shall survive execution of this Agreement; and

WHEREAS, the Company and Consultant are parties to a Separation and Release Agreement, executed of even date herewith (the “Separation Agreement”), the terms of which shall survive execution of this Agreement.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals and the mutual promises and covenants contained herein and each act done pursuant thereto, the parties hereby agree as follows:

1. Term. Unless sooner terminated by either the Company or Consultant by providing seven (7) days written notice to the other in accordance with Section 7, or extended by mutual written agreement of the parties, the term of this Agreement shall commence effective as of February 16, 2013 (the “Effective Date”) and shall continue until August 15, 2013 (the “Term”), unless terminated earlier in accordance with Section 7.

2. Consulting Services. Company hereby engages Consultant to serve as a consultant to Company, and Consultant hereby accepts such engagement, all in accordance with and subject to the terms and conditions contained herein. The Consultant hereby agrees to consult with Company on strategic and operational issues related to the Company’s diagnostic business as may be reasonably requested by the Company (“Services”), provided that he shall be available for at least one day per week, unless otherwise agreed to by the parties. The Consultant shall perform the Services in a professional and businesslike manner, and within guidelines established by Company, and the Consultant shall comply with all applicable laws. The Consultant shall exercise diligence and shall devote such time and effort as is required to properly and timely perform the Services; provided, however, that reasonable time for personal, business and professional activities of the Consultant shall be permitted.

3. Consulting Fee. Company shall pay Consultant a daily consultant fee equal to $2,900 for each day Services are provided and it being understood that Consultant is entitled to be paid a daily consultant fee for each day his services are requested by the Company. Company shall pay Consultant for a minimum of one day per week during the Term. Consultant shall provide Company with all documentation and other records as reasonably requested by Company concerning the Services rendered. The foregoing provisions shall not be deemed to require Consultant to maintain or provide an hourly record of his Services rendered.

4. Return of Company Property. Upon expiration of the Term, Consultant agrees to return to the Company all Company documents (and all copies thereof) and other Company property which Consultant has had in his possession at any time, including, but not limited to, Company files, notes, computers, printers, cell phones, printers, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

5. Proprietary Information Obligations. Both during and after the Term, Consultant will refrain from any use or disclosure of the Company’s proprietary or confidential information or materials. In addition, Consultant hereby acknowledges and agrees not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company other than for the purposes of providing Services hereunder.

6. Independent Contractor. It is expressly understood by the parties hereto that the Consultant shall be an independent contractor and not an employee of Company. Consultant shall not be an agent of Company and shall have no authority to act for or bind Company and shall not represent such authority to third parties. Company shall have no control over or right to control or direct the business of the Consultant or the manner in which the Consultant approaches and performs the Services, except as provided in Section 2 above. As an independent contractor, the Consultant specifically understands that Consultant shall not be treated as an employee of Company for purposes of employee benefits, social security benefits and taxes, any other employment taxes, or unemployment and worker’s compensation benefits. The Consultant shall be liable for any and all Federal and state income and employment taxes and worker’s compensation insurance. Company shall treat the Consultant as an independent contractor for purposes of filing any information returns which may be required pursuant to the Internal Revenue Code of 1986, as amended, or any state or local tax law.

7. Termination. This Agreement may be terminated by either party, with or without cause, by providing seven (7) days written notice to the other party. This

Agreement shall automatically terminate upon the death or substantial physical and/or mental incapacitation of the Consultant. Upon termination, the obligation for payment of unearned consulting fees shall cease.

8. Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company send c/o Hologic, Inc. at:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attention: David Brady, Senior Vice President

Facsimile No: (781) 280-0674

Email Address: dbrady@hologic.com

with a copy to:

James L. Hauser, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

E-Mail Address: jhauser@brownrudnick.com

If to the Executive, to:

Carl W. Hull

with a copy to:

James L. Morris

Rutan & Tucker, LLP

611 Anton Blvd., Suite 1400

Costa Mesa, CA 92626

E-Mail Address: JMorris@rutan.com

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 8 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

9. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective, unless by reason of such partial invalidity or unenforceability, this Agreement fails its essential purpose.

10. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the provision of consulting services to the Company by the Consultant and supersedes any prior or contemporaneous discussions, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought to be charged. The Separation Agreement or Intellectual Property Agreement, as amended herein, shall survive the execution of this Agreement, but in the event of any irreconcilable inconsistency between the terms of the Separation Agreement and this Agreement, then this Agreement shall control.

11. Binding Agreement and Governing Law. This Agreement may not be assigned by the Company or the Consultant without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors and permitted assigns and shall be construed in accordance with and governed by the laws of the Commonwealth of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

/s/ Carl W. Hull
Carl W. Hull

HOLOGIC, INC.

By:	/s/ Mark J. Casey
Name:	Mark J. Casey
Title:	Chief Administrative Officer, Senior Vice President, General Counsel